Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES FISCAL 2021 SECOND-QUARTER FINANCIAL RESULTS IN LINE
OR ABOVE EXPECTATIONS

Q2 Financial and Business Highlights:

•	Net Sales of $134 Million
•	Adjusted EBITDA of $24 Million
•	Paid Off, In Full, Term A Loans
•	Established New $30 Million Revolving Credit Facility

Philadelphia, PA – February 3, 2021 – Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2021 second quarter ended December 31, 2020.

“For the fiscal 2021 second quarter, net sales exceeded our expectations, and adjusted earnings per share and adjusted EBITDA were in line with our estimates,” said Tim Crew, chief executive officer of Lannett. “We accomplished these results even though we continued to see new competitive approvals on certain key products and experienced certain out of the ordinary items, which negatively impacted our gross margin. Of course, there has also been an overall decline of total prescriptions related to the ongoing pandemic, which we expect will reverse in time. Further, our potentially durable, high-value pipeline assets in our portfolio continue to progress. So, while these immediate competitive pressures, along with the discontinuation of certain product lines noted below, have caused us to revise down our full-year guidance, we remain optimistic for our mid- and longer term growth prospects.

“Turning to our balance sheet, in November we used a portion of our existing cash to pay down, in full, our Term A Loans, which will lower our annual interest expense and principal payments, going forward. In December, we established a new $30 million revolving credit facility, further enhancing our financial flexibility.

“At quarter end, as previously disclosed, we made the decision to rationalize our product offering by discontinuing certain lower margin product lines. As a result, when combined with declines in key products, our expectation for the second half of fiscal 2021 compared with the first half is for our net sales to decrease but gross margin percentage to remain approximately the same.”

For the fiscal 2021 second quarter on a GAAP basis, net sales were $133.9 million compared with $136.1 million for the second quarter of fiscal 2020. Gross profit of $0.8 million, or 1% of net sales, included a $16.6 million inventory write down associated with the discontinued product lines and $5.0 million to fully expense the cost to renew a product distribution contract. This compares with gross profit for the prior-year second quarter of $41.3 million, or 30% of net sales. During the fiscal 2021 second quarter, the company recorded non-cash, asset impairment charges of $198.0 million, primarily related to the write down of intangible assets associated with the acquisition of Kremers Urban Pharmaceuticals. Net loss was $171.9 million, or $4.36 per share, compared to net income of $5.1 million, or $0.13 per diluted share, for the second quarter of fiscal 2020.

For the fiscal 2021 second quarter reported on a Non-GAAP basis, net sales were $133.9 million compared with $136.1 million for the second quarter of fiscal 2020. Adjusted gross profit was $31.1 million, or 23% of net sales, compared with $50.2 million, or 37% of net sales, for the prior-year second quarter. Adjusted interest expense decreased to $10.5 million compared with $13.1 million for the second quarter of fiscal 2020. Adjusted net income was $3.2 million, or $0.08 per diluted share, compared with $11.7 million, or $0.27 per diluted share, for the fiscal 2020 second quarter. Adjusted EBITDA for the fiscal 2021 second quarter was $24.0 million.

Guidance for Fiscal 2021

Based on its current outlook, the company revised guidance for fiscal year 2021, as follows:

	GAAP	Adjusted**
Net sales	$480 million to $500 million, down from $520 million to $545 million	$480 million to $500 million, down from $520 million to $545 million
Gross margin %	Approximately 14% to 16%, down from approximately 23% to 25%	Approximately 24% to 26%, down from approximately 29% to 31%
R&D expense	$26 million to $28 million, down from $29 million to $32 million	$26 million to $28 million, down from $29 million to $32 million
SG&A expense	$58 million to $60 million, down from $59 million to $62 million	$52 million to $54 million, down from $55 million to $58 million
Restructuring expense	$4 million	$--
Asset impairment charges	$198 million	$--
Interest and other	$53 million to $54 million, unchanged	$41 million to $42 million, unchanged
Effective tax rate	Approximately 27% to 28%	Approximately 26% to 27%
Adjusted EBITDA*	N/A	$75 million to $85 million, down from $100 million to $110 million
Capital expenditures	$10 million to $15 million, down from $15 million to $20 million	$10 million to $15 million, down from $15 million to $20 million

**A reconciliation of Adjusted amounts to most directly comparable GAAP amounts can be found in the attached financial tables.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2021 second quarter ended December 31, 2020. The conference call will be available to interested parties by dialing 800-447-0521 from the U.S. or Canada, or 847-413-3238 from international locations, passcode 50088413. The call will be broadcast via the Internet at www.lannett.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, including Adjusted EBITDA, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance. The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. The Company also believes that including Adjusted EBITDA is appropriate to provide additional information to investors. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) restructuring expenses, (3) non-cash interest expense, as well as (4) certain other items considered unusual or non-recurring in nature.

*Adjusted EBITDA excludes the same adjustments discussed above, as well as additional adjustments permitted under the company’s existing Credit Agreement.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications – see financial schedule below for net sales by medical indication. For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Any such statements, including, but not limited to, successfully commercializing recently introduced products and launching and successfully commercializing additional products in fiscal 2021, achieving cost savings from the recently announced restructuring and cost savings plan, the potential material impact of COVID-19 on future financial results, and achieving the financial metrics stated in the company’s revised guidance for fiscal 2021, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time. These forward-looking statements represent the company's judgment as of the date of this news release. The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
	(Unaudited)
	December 31, 2020	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$34,224	$144,329
Accounts receivable, net	160,131	125,688
Inventories	122,204	142,867
Income taxes receivable	64,570	14,419
Assets held for sale	2,678	2,678
Other current assets	23,993	13,227
Total current assets	407,800	443,208
Property, plant and equipment, net	173,157	179,518
Intangible assets, net	163,488	374,735
Operating lease right-of-use asset	8,650	9,343
Deferred tax assets	132,409	117,890
Other assets	14,767	11,861
TOTAL ASSETS	$900,271	$1,136,555

LIABILITIES
Current liabilities:
Accounts payable	$42,670	$32,535
Accrued expenses	4,092	14,962
Accrued payroll and payroll-related expenses	8,946	16,304
Rebates payable	43,791	38,175
Royalties payable	20,782	20,863
Restructuring liability	161	27
Current operating lease liabilities	2,115	1,097
Short-term borrowings and current portion of long-term debt	39,345	88,189
Other current liabilities	1,770	2,713
Total current liabilities	163,672	214,865
Long-term debt, net	578,483	592,940
Long-term operating lease liabilities	9,233	9,844
Other liabilities	19,625	16,010
TOTAL LIABILITIES	771,013	833,659

STOCKHOLDERS' EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 40,832,843 and 39,963,127 shares issued; 39,504,777 and 38,798,787 shares outstanding at December 31, 2020 and June 30, 2020, respectively)	41	40
Additional paid-in capital	326,939	321,164
Accumulated deficit	(179,738)	(1,291)
Accumulated other comprehensive loss	(595)	(627)
Treasury stock (1,328,066 and 1,164,340 shares at December 31, 2020 and June 30, 2020, respectively)	(17,389)	(16,390)
Total stockholders' equity	129,258	302,896
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$900,271	$1,136,555

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended		Six months ended
	December 31,		December 31,
	2020	2019	2020	2019
Net sales	$133,920	$136,110	$260,399	$263,452
Cost of sales	124,488	86,663	216,675	164,319
Amortization of intangibles	8,657	8,153	17,246	15,181
Gross profit	775	41,294	26,478	83,952
Operating expenses:
Research and development expenses	5,644	6,906	12,183	15,846
Selling, general and administrative expenses	13,730	17,421	28,866	38,729
Restructuring expenses	-	192	4,043	1,580
Asset impairment charges	198,000	-	198,000	1,618
Total operating expenses	217,374	24,519	243,092	57,773
Operating income (loss)	(216,599)	16,775	(216,614)	26,179
Other income (loss):
Loss on extinguishment of debt	-	-	-	(2,145)
Investment income	43	430	88	1,159
Interest expense	(13,496)	(16,694)	(27,982)	(35,986)
Other	28	(735)	5	199
Total other loss	(13,425)	(16,999)	(27,889)	(36,773)
Loss before income tax	(230,024)	(224)	(244,503)	(10,594)
Income tax benefit	(58,076)	(5,308)	(66,056)	(3,521)
Net income (loss)	$(171,948)	$5,084	$(178,447)	$(7,073)

Earnings (loss) per common share:
Basic	$(4.36)	$0.13	$(4.55)	$(0.18)
Diluted (1)	$(4.36)	$0.13	$(4.55)	$(0.18)

Weighted average common shares outstanding:
Basic	39,443,441	38,605,052	39,257,211	38,457,159
Diluted (1)	39,443,441	40,557,503	39,257,211	38,457,159

(1) Effective with the 4.5% Senior Convertible Note issued on September 27, 2019, the diluted earnings per share was calculated based on the "if-converted" method.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended December 31, 2020
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Asset impairment charges	Operating income (loss)	Other loss	Income (loss) before income tax	Income tax benefit	Net income (loss)	Diluted earnings (loss) per share (j)
GAAP Reported	$133,920	$124,488	$8,657	$775	1%	$5,644	$13,730	$198,000	$(216,599)	$(13,425)	$(230,024)	$(58,076)	$(171,948)	$(4.36)
Adjustments:
Amortization of intangibles (a)	-	-	(8,657)	8,657		-	-	-	8,657	-	8,657	-	8,657
Cody API business (b)	-	(84)	-	84		(3)	(28)	-	115	-	115	-	115
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,051)	-	1,051	-	1,051	-	1,051
Asset impairment charges (d)	-	-	-	-		-	-	(198,000)	198,000	-	198,000	-	198,000
Write-downs for excess and obsolete inventory (e)	-	(16,623)	-	16,623		-	-	-	16,623	-	16,623	-	16,623
Distribution agreement renewal costs (f)	-	(4,966)	-	4,966		-	-	-	4,966	-	4,966	-	4,966
Non-cash interest (g)	-	-	-	-		-	-	-	-	2,973	2,973	-	2,973
Other (h)	-	-	-	-		-	(553)	-	553	-	553	-	553
Tax adjustments (i)	-	-	-	-		-	-	-	-	-	-	57,784	(57,784)

Non-GAAP Adjusted	$133,920	$102,815	$-	$31,105	23%	$5,641	$12,098	$-	$13,366	$(10,452)	$2,914	$(292)	$3,206	$0.08

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude asset impairment charges primarily related to the KUPI product rights intangible assets
(e)	To exclude write-downs for excess and obsolete inventory related to the discontinuance of certain product lines
(f)	To exclude the consideration recorded to renew the Company's distribution agreement with Recro Gainesville LLC
(g)	To exclude non-cash interest expense associated with debt issuance costs
(h)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement
(i)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(j)	The weighted average share number for the three months ended December 31, 2020 is 39,443,441 for GAAP and 41,074,706 for the non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended December 31, 2019
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Restructuring expenses	Operating income	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income	Diluted earnings per share (i)
GAAP Reported	$136,110	$86,663	$8,153	$41,294	30%	$6,906	$17,421	$192	$16,775	$(16,999)	$(224)	$(5,308)	$5,084	$0.13
Adjustments:
Amortization of intangibles (a)	-	-	(8,153)	8,153		-	-	-	8,153	-	8,153	-	8,153
Cody API business (b)	-	(206)	-	206		(85)	(161)	-	452	-	452	-	452
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,058)	-	1,058	-	1,058	-	1,058
Decommissioning of Philadelphia sites (d)	-	(303)	-	303		-	-	-	303	-	303	-	303
Restructuring expenses (e)	-	-	-	-		-	-	(192)	192	-	192	-	192
Non-cash interest (f)	-	-	-	-		-	-	-	-	3,563	3,563	-	3,563
Other (g)	-	(209)	-	209		-	(135)	-	344	630	974	-	974
Tax adjustments (h)	-	-	-	-		-	-	-	-	-	-	8,111	(8,111)

Non-GAAP Adjusted	$136,110	$85,945	$-	$50,165	37%	$6,821	$16,067	$-	$27,277	$(12,806)	$14,471	$2,803	$11,668	$0.27

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude the costs related to the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites
(e)	To exclude expenses associated with the Cody API Restructuring Plan
(f)	To exclude non-cash interest expense associated with debt issuance costs
(g)	To primarily exclude a settlement related to a shareholder derivative lawsuit against certain current and former officers and directors of the Company
(h)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(i)	The weighted average share number for the three months ended December 31, 2019 is 40,557,503 for GAAP and 46,198,445 for the non-GAAP earnings per share calculations. Effective with the 4.5% Senior Convertible Note issued on September 27, 2019, the diluted earnings per share was calculated based on the "if-converted" method.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Six months ended December 31, 2020
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating income (loss)	Other loss	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (k)
GAAP Reported	$260,399	$216,675	$17,246	$26,478	10%	$12,183	$28,866	$4,043	$198,000	$(216,614)	$(27,889)	$(244,503)	$(66,056)	$(178,447)	$(4.55)
Adjustments:
Amortization of intangibles (a)	-	-	(17,246)	17,246		-	-	-	-	17,246	-	17,246	-	17,246
Cody API business (b)	-	(158)	-	158		(5)	(455)	-	-	618	-	618	-	618
Depreciation on capitalized software costs (c)	-	-	-	-		-	(2,102)	-	-	2,102	-	2,102	-	2,102
Restructuring expenses (d)	-	-	-	-		-	-	(4,043)	-	4,043	-	4,043	-	4,043
Asset impairment charges (e)	-	-	-	-		-	-	-	(198,000)	198,000	-	198,000	-	198,000
Write-downs for excess and obsolete inventory (f)	-	(16,623)	-	16,623		-	-	-	-	16,623	-	16,623	-	16,623
Distribution agreement renewal costs (g)	-	(4,966)	-	4,966		-	-	-	-	4,966	-	4,966	-	4,966
Non-cash interest (h)	-	-	-	-		-	-	-	-	-	6,250	6,250	-	6,250
Other (i)	-	-	-	-		-	(1,504)	-	-	1,504	-	1,504	-	1,504
Tax adjustments (j)	-	-	-	-		-	-	-	-	-	-	-	67,453	(67,453)

Non-GAAP Adjusted	$260,399	$194,928	$-	$65,471	25%	$12,178	$24,805	$-	$-	$28,488	$(21,639)	$6,849	$1,397	$5,452	$0.13

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude expenses associated with the 2020 Restructuring Plan
(e)	To exclude asset impairment charges primarily related to the KUPI product rights intangible assets
(f)	To exclude write-downs for excess and obsolete inventory related to the discontinuance of certain product lines
(g)	To exclude the consideration recorded to renew the Company's distribution agreement with Recro Gainesville LLC
(h)	To exclude non-cash interest expense associated with debt issuance costs
(i)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement
(j)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(k)	The weighted average share number for the six months ended December 31, 2020 is 39,257,211 for GAAP and 40,915,504 for the non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except percentages, share and per share data)

Six months ended December 31, 2019
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Restructuring expenses	Asset impairment charges	Operating income	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (k)
GAAP Reported	$263,452	$164,319	$15,181	$83,952	32%	$15,846	$38,729	$1,580	$1,618	$26,179	$(36,773)	$(10,594)	$(3,521)	$(7,073)	$(0.18)
Adjustments:
Amortization of intangibles (a)	-	-	(15,181)	15,181		-	-	-	-	15,181	-	15,181	-	15,181
Cody API business (b)	-	(1,928)	-	1,928		(505)	(375)	-	-	2,808	-	2,808	-	2,808
Depreciation on capitalized software costs (c)	-	-	-	-		-	(2,117)	-	-	2,117	-	2,117	-	2,117
Decommissioning of Philadelphia sites (d)	-	(1,292)	-	1,292		-	-	-	-	1,292	-	1,292	-	1,292
Restructuring expenses (e)	-	-	-	-		-	-	(1,580)	-	1,580	-	1,580	-	1,580
Asset impairment charges (f)	-	-	-	-		-	-	-	(1,618)	1,618	-	1,618	-	1,618
Non-cash interest (g)	-	-	-	-		-	-	-	-	-	7,571	7,571	-	7,571
Loss on extinguishment of debt (h)	-	-	-	-		-	-	-	-	-	2,145	2,145	-	2,145
Other (i)	-	(417)	-	417		-	(2,224)	-	-	2,641	(336)	2,305	-	2,305
Tax adjustments (j)	-	-	-	-		-	-	-	-	-	-	-	9,110	(9,110)

Non-GAAP Adjusted	$263,452	$160,682	$-	$102,770	39%	$15,341	$34,013	$-	$-	$53,416	$(27,393)	$26,023	$5,589	$20,434	$0.49

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude the costs related to the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites
(e)	To exclude expenses associated with the Cody API Restructuring Plan
(f)	To exclude impairment charges primarily associated with an operating lease right-of-use asset
(g)	To exclude non-cash interest expense associated with debt issuance costs
(h)	To exclude the loss on extinguishment of debt primarily related to the partial repayment of the outstanding Term Loan A balance
(i)	To primarily exclude accrued separation costs related to the Company's former Chief Financial Officer as well as gains on sales of assets previously held for sale, partially offset by legal settlements
(j)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(k)	The weighted average share number for the six months ended December 31, 2019 is 38,457,159 for GAAP and 43,723,412 for the non-GAAP earnings (loss) per share calculations. Effective with the 4.5% Senior Convertible Note issued on September 27, 2019, the diluted earnings per share was calculated based on the "if-converted" method.

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
($ in thousands)

Three months ended
December 31, 2020
Net loss	$(171,948)

Interest expense	13,496
Depreciation and amortization	14,375
Income tax benefit	(58,076)
EBITDA	(202,153)

Share-based compensation	1,991
Inventory write-down (a)	20,609
Asset impairment charges (b)	198,000
Investment income	(43)
Other non-operating loss	(28)
Distribution agreement renewal costs (c)	4,966
Other (d)	668
Adjusted EBITDA (Non-GAAP)	$24,010

(a)	To exclude write-downs for excess and obsolete inventory primarily related to the discontinuance of certain product lines
(b)	To exclude asset impairment charges primarily related to the KUPI product rights intangible assets
(c)	To exclude the consideration recorded to renew the Company's distribution agreement with Recro Gainesville LLC
(d)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement, as well as the operating results of the ceased Cody API business

LANNETT COMPANY, INC.
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)
($ in millions)

	Fiscal Year 2021 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted
Net sales	$480 - $500	-		$480 - $500
Gross margin percentage	approx. 14% to 16%	10%	(a)	approx. 24% to 26%
R&D expense	$26 - $28	-		$26 - $28
SG&A expense	$58 - $60	($6)	(b)	$52 - $54
Restructuring expense	$4	($4)	(c)	-
Asset impairment charges	$198	($198)	(d)	-
Interest and other	$53 - $54	($12)	(e)	$41 - $42
Effective tax rate	approx. 27% to 28%	(1%)	(f)	approx. 26% to 27%
Adjusted EBITDA	N/A	N/A		$75 - $85
Capital expenditures	$10 - $15	-		$10 - $15

(a) The adjustment primarily reflects amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc. ("KUPI"), write-downs for excess and obsolete inventory related to the discontinuance of certain product lines, and consideration recorded to renew the Company's distribution agreement with Recro Gainesville LLC

(b) The adjustment primarily excludes depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(c) To exclude expenses associated with the 2020 Restructuring Plan

(d) To exclude asset impairment charges primarily related to the KUPI product rights intangible assets

(e) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs

(f) The adjustment reflects the impact of tax credits and deductions relate to expected annual pre-tax income (loss) as well as the impact of the CARES Act, which allows the Company to carryback the expected taxable loss into a prior fiscal year, where the statutory tax rate was 35%

LANNETT COMPANY, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
($ in millions)

	Fiscal Year 2021 Guidance
	Low	High
Net loss	$(197.6)	$(189.1)

Interest expense	53.0	54.0
Depreciation and amortization	55.0	55.0
Income taxes	(73.4)	(73.9)
EBITDA	(163.0)	(154.0)

Share-based compensation	9.0	9.0
Inventory write-down	27.0	28.0
Asset impairment charges	198.0	198.0
Restructuring expenses	4.0	4.0
Adjusted EBITDA (Non-GAAP)	$75.0	$85.0

LANNETT COMPANY, INC.
NET SALES BY MEDICAL INDICATION

	Three months ended		Six months ended
($ in thousands)	December 31,		December 31,
Medical Indication	2020	2019	2020	2019
Analgesic	$3,572	$2,111	$6,692	$3,995
Anti-Psychosis	13,317	22,697	26,345	50,730
Cardiovascular	16,336	23,972	36,050	45,579
Central Nervous System	24,614	19,331	47,139	38,588
Endocrinology	9,496	-	12,729	-
Gastrointestinal	18,575	18,313	35,675	35,275
Infectious Disease	23,044	18,078	44,976	29,973
Migraine	6,083	10,878	15,773	20,021
Respiratory/Allergy/Cough/Cold	2,267	3,075	3,693	5,781
Urinary	1,361	1,233	2,819	1,668
Other	8,410	9,934	16,044	19,796
Contract Manufacturing revenue	6,845	6,488	12,464	12,046
Net Sales	$133,920	$136,110	$260,399	$263,452